SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
 EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
 Soliciting Material Pursuant to Rule 14a-12

DREYFUS SHORT DURATION BOND FUND
______________________________________________________________________
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______________________________________________________________________
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DREYFUS SHORT DURATION BOND FUND
c/o The Dreyfus Corporation
200 Park Avenue
New York, New York 10166
Dear Shareholder:
Enclosed are a Notice and a Proxy Statement concerning a Special Meeting of Shareholders of Dreyfus Short Duration Bond Fund (the "Fund"). As a shareholder of the Fund, you are being asked to vote on proposed changes to the Fund's (1) investment objective and (2) investment policy regarding industry concentration (the "Proposals"), which are fundamental policies that cannot be changed without shareholder approval.  If shareholders approve the Proposals, the proposed investment management-related and other changes described below and in the enclosed Proxy Statement, which are designed to reposition the Fund with a shorter maturity on the ultra short bond fund spectrum, but with a longer maturity than money market funds, would take effect on or about April 1, 2016.
Currently, the Fund's investment objective is to seek to maximize total return, consisting of capital appreciation and current income.  To pursue its goal, the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in bonds (or other instruments with similar economic characteristics).  The Fund invests principally in bonds that, at the time of purchase, are rated investment grade (i.e., Baa/BBB or higher) or, if unrated, determined to be of comparable quality by The Dreyfus Corporation ("Dreyfus"), the Fund's investment adviser, but may invest up to 5% of its assets in bonds rated below investment grade ("high yield" or "junk" bonds).  The Fund currently does not concentrate its investments (i.e., invest more than 25% of its assets) in any single industry. The Fund generally maintains an effective duration of one year or less.  The Fund may, but is not required to, use derivative instruments.
The Fund's Board of Trustees (the "Board") has approved, subject to shareholder approval of the Proposals, changing the Fund's investment objective to seeking high current income consistent with the maintenance of liquidity and low volatility of principal and adopting as a fundamental investment policy that the Fund invest, under normal circumstances, more than 25% of its assets in securities issued by companies in the financial services industry and repurchase agreements secured by such obligations.  The Board also approved changing certain other investment policies and types of investments that are permissible for the Fund, and replacing the Fund's effective duration limit with a shorter final maturity limit.  As proposed, the Fund would invest in a broad range of U.S. dollar-denominated debt securities, including money market instruments, and would seek to maintain a dollar-weighted average portfolio maturity of 120 days or less.  In addition, the Fund would only buy individual securities with remaining maturities of 18 months or less, or that have demand or other features which reduce their maturities to 18 months or less at the time of purchase.  The Fund would normally invest only in securities that, at the time of purchase, are rated investment grade or in the top three short-term rating categories by at least one nationally recognized statistical rating organization or, if unrated, determined to be of comparable quality by Dreyfus.  The Fund no longer would be permitted to use derivatives as part of its principal investment strategy.  The Board also approved changing the Fund's primary benchmark index from the BofA/Merrill Lynch 1-Year U.S. Treasury Note Index to the BofA/Merrill Lynch 3-Month U.S. Treasury Bill Index, which is more reflective of the manner in which the Fund's assets would be invested.  Consistent with the shorter maturities of the Fund's proposed investments, which include a focus on money market instruments, the Board approved replacing the Fund's current primary portfolio managers with a new primary portfolio manager and changing the Fund's name to "Dreyfus Ultra Short Income Fund."  The proposed investment management-related changes are designed to provide Fund shareholders with a high degree of share price stability while generating higher returns than money market funds over time.  The Fund would not be a money market fund and would not be subject to the maturity, quality, liquidity and diversification requirements applicable to money market funds.  The Fund's share price would fluctuate and there can be no guarantee that the Fund would generate higher returns than money market funds.
In addition, subject to shareholder approval of the Proposals, the Board approved proposed changes to the Fund's multiple class structure, including converting the Fund's Class I shares into Class Y shares and redesignating Class Y shares as "Institutional" shares, and increasing the minimum initial investment and account balance requirements for Institutional and Class D shares.  In connection with the Proposals, Dreyfus contractually agreed to cap the management fee payable by the Fund to Dreyfus at 0.20% of the value of the Fund's average daily net assets (a reduction from the current management fee of 0.25%) for a period of two years from the effective date of the proposed changes.  Dreyfus also would institute a new, lower expense cap on the Fund's Institutional shares, and extend the current expense cap on the Fund's Class D and Class Z shares.
After careful review, the Board has unanimously approved the Proposals for the Fund.  The Board recommends that you read the enclosed materials carefully and then vote FOR the Proposals.
Your vote is extremely important, no matter how large or small your Fund holdings.  By voting promptly, you can help avoid follow-up letters and calls.
To vote, you may use any of the following methods:
•	By Mail. Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.
•	By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.
•	By Telephone. Have your proxy card available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.
•	In Person. Any shareholder who attends the meeting in person may vote by ballot at the meeting.
We encourage you to vote through the Internet or by telephone using the number that appears on your proxy card.  If you later decide to attend the meeting, you may revoke your proxy and vote your shares in person at the meeting.  Whichever voting method you choose, please take the time to read the full text of the Proxy Statement before you vote.  If you have any questions before you vote, please call 1-800-DREYFUS.
Thank you for your response and for your continued investment with the Fund.
Sincerely, Bradley J. Skapyak President Dreyfus Short Duration Bond Fund

January 7, 2016
DREYFUS SHORT DURATION BOND FUND
______________________________________________
Notice of Special Meeting of Shareholders
To Be Held on March 10, 2016
______________________________________________
To the Shareholders:
A Special Meeting of Shareholders of Dreyfus Short Duration Bond Fund (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166, on Thursday, March 10, 2016 at 9:30 a.m., for the following purposes:
1.	To approve changing the Fund's investment objective.

2.	To approve changing the Fund's investment policy regarding industry concentration.

3.	To transact such other business as may properly come before the meeting, or any adjournment(s) thereof.
Shareholders of record at the close of business on January 7, 2016 will be entitled to receive notice of and to vote at the meeting.
              By Order of the Board of Trustees,

              Janette E. Farragher
              Secretary
New York, New York January 7, 2016

WE NEED YOUR PROXY VOTE.

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE MEETING OF SHAREHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM OF FUND SHARES ELIGIBLE TO VOTE IS REPRESENTED.  IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM.  CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD OR OTHERWISE VOTE PROMPTLY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

DREYFUS SHORT DURATION BOND FUND
PROXY STATEMENT
Special Meeting of Shareholders
 to be held on Thursday, March 10, 2016
This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Trustees (the "Board") of Dreyfus Short Duration Bond Fund (the "Fund") to be used at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held on Thursday, March 10, 2016 at 9:30 a.m., at the offices of The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, 7th Floor, New York, New York 10166, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.
Shareholders of record at the close of business on January 7, 2016 are entitled to receive notice of and to vote at the Meeting.  Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  Shareholders of the Fund will vote as a single class on changing the Fund's (1) investment objective and (2) investment policy regarding industry concentration ("Proposal 1" and "Proposal 2," respectively, and together, the "Proposals").  Shareholders of the Fund will vote on each Proposal separately.
Fund shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and, if no voting instructions are given, shares will be voted "FOR" the Proposals. If the enclosed proxy card is executed and returned, it nevertheless may be revoked by giving another proxy, by calling the toll-free telephone number, through the Internet or by letter directed to the Fund, which must indicate the shareholder's name and account number. To be effective, such revocation must be received before the Meeting. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.
The approximate mailing date of this Proxy Statement and the accompanying proxy card is January 19, 2016.  To reduce expenses, only one copy of this Proxy Statement will be mailed to those addresses shared by two or more accounts. If you wish to revoke this arrangement and receive individual copies, you may do so at any time by writing to the address or calling the phone number set forth below.  The Fund will begin sending you individual copies promptly after receiving your request.
The principal executive office of the Fund is located at 200 Park Avenue, New York, New York 10166.  Copies of the Fund's most recent Annual and Semi-Annual Reports are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, visiting www.dreyfus.com or calling toll-free 1-800-DREYFUS.
IMPORTANT NOTICE REGARDING INTERNET
AVAILABILITY OF PROXY MATERIALS

THIS PROXY STATEMENT AND COPIES OF THE FUND'S MOST RECENT
ANNUAL AND SEMI-ANNUAL REPORTS TO SHAREHOLDERS ARE AVAILABLE AT
WWW.DREYFUS.COM/PROXYINFO

INTRODUCTION
The Fund commenced operations in April 1987.  As of November 30, 2015, the Fund had approximately $138 million in assets.  Currently, the Fund's investment objective is to seek to maximize total return, consisting of capital appreciation and current income.  To pursue its goal, the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in bonds (or other instruments with similar economic characteristics).  The Fund's bond investments may include, but are not limited to, the following:  bonds issued or guaranteed by the U.S. government or its agencies or instrumentalities; government and private mortgage-related securities; corporate bonds; municipal bonds; bonds rated below investment grade (limited to up to 5% of the Fund's assets); bonds of foreign governments and companies (limited to up to 30% of the Fund's assets in the aggregate, up to 5% in non-U.S. dollar-denominated bonds and up to 5% in emerging market bonds); asset-backed securities; floating rate loans (limited to up to 20% of the Fund's net assets) and other floating rate securities; inflation-indexed securities; and zero coupon, pay-in-kind and step-up securities.  The Fund invests principally in bonds that, at the time of purchase, are rated investment grade (i.e., Baa/BBB or higher) or, if unrated, determined to be of comparable quality by Dreyfus.  The Fund currently does not concentrate its investments (i.e., more than 25% of its assets) in any single industry.  The Fund generally maintains an effective duration of one year or less.  The Fund does not have any restrictions on its average effective portfolio maturity or on the maturity or duration of the individual bonds the Fund may purchase.  Duration is an indication of an investment's "interest rate risk," or how sensitive a bond or the Fund's portfolio may be to changes in interest rates.  The Fund may, but is not required to, use derivative instruments, such as options, futures and options on futures (including those relating to securities, foreign currencies, indexes and interest rates), forward contracts, swap agreements (including interest rate and credit default swap agreements), options on swap agreements, and other credit derivatives, as a substitute for investing directly in an underlying asset, to increase returns, to manage interest rate risk, to manage the effective duration or maturity of the Fund's portfolio, or as part of a hedging strategy.  The Fund's benchmark index is the BofA/Merrill Lynch 1-Year U.S. Treasury Note Index.
The Board, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund ("Independent Trustees"), has approved, subject to shareholder approval of the Proposals, changing the Fund's investment objective and investment policy regarding industry concentration as part of proposed investment management-related and other changes, which are designed to reposition the Fund with a shorter maturity on the ultra short bond fund spectrum, but with a longer maturity than money market funds.  The Board also approved changing certain other investment policies and types of investments that are permissible for the Fund, and replacing the Fund's effective duration limit with a shorter final maturity limit.  The Board also approved changing the Fund's primary benchmark index to the BofA/Merrill Lynch 3-Month U.S. Treasury Bill Index, which is more reflective of the manner in which the Fund's assets would be invested.  Consistent with the shorter maturities of the Fund's proposed investments, which include a focus on money market instruments, the Board approved replacing the Fund's current primary portfolio managers with a new primary portfolio manager.  Moreover, to better reflect the proposed repositioning of the Fund, the Board approved changing the Fund's name to "Dreyfus Ultra Short Income Fund."
The proposed investment management-related changes are designed to provide Fund shareholders with a high degree of share price stability while generating higher returns than money market funds over time.  In a rising interest rate environment, the Fund's net asset value should be less volatile as a result of its shorter maturity.  The shorter maturity, however, would result in lower yields for the Fund.  The Fund will not be a money market fund and will not be subject to the maturity, quality, liquidity and diversification requirements applicable to money market funds.  The Fund's share price will fluctuate and there can be no guarantee that the Fund will generate higher returns than money market funds.
In addition, subject to shareholder approval of the Proposals, the Board approved proposed changes to the Fund's multiple class structure, including converting the Fund's Class I shares into Class Y shares and redesignating Class Y shares as "Institutional" shares, and increasing the minimum initial investment and account balance requirements for Institutional shares and Class D shares.
As proposed, the minimum initial investment requirement and the minimum account balance requirement for the Fund's Class D shares generally would change from $2,500 and $500, respectively, to $100,000 and $50,000, respectively.  There would be no changes to the minimum initial investment or minimum account balance requirements for current holders of Class D shares of the Fund.
The Fund's Institutional shares (like Class I and Class Y shares currently) would be designed for institutional investors, acting for themselves or in a fiduciary, advisory, agency, custodial or similar capacity.  Generally, each investor would be required to open a single master account with the Fund for all purposes.  In certain cases, the Fund may request that investors maintain separate master accounts for shares held by the investor (i) for its own account, for the account of other institutions and for accounts for which the institution acts as a fiduciary, and (ii) for accounts for which the investor acts in some other capacity.  As proposed, the minimum initial investment requirement and account balance requirement for Institutional shares generally would be $10,000,000 and $50,000, respectively.  Although these amounts are higher for Institutional shares than they are for Class I and Class Y shares, the higher amounts would not apply to current holders of Class I and Class Y shares of the Fund.  As is currently the case with the Fund's Class I shares, but not Class Y shares, however, the Fund, Dreyfus, MBSC Securities Corporation, the Fund's distributor (the "Distributor"), and their affiliates would be permitted to make shareholder servicing, sub-transfer agency, administrative or recordkeeping payments, and Dreyfus, the Distributor and/or their affiliates would be permitted to provide revenue sharing payments, with respect to Institutional shares.
There are no proposed changes to the Fund's Class Z shares.
Dreyfus serves as the Fund's investment adviser. The Fund has agreed to pay Dreyfus a management fee at the annual rate of 0.25% of the value of the Fund's average daily net assets. In connection with the Proposals, Dreyfus has contractually agreed to waive receipt of a portion of its management fee in the amount of 0.05% of the value of the Fund's average daily net assets for a period of two years from the effective date of the proposed changes. This fee waiver agreement by Dreyfus would apply to each class of Fund shares. In addition, Dreyfus currently has contractually agreed, until April 1, 2016, to waive receipt of its fees and/or assume the direct expenses of the Fund so that the expenses of none of the classes (excluding Rule 12b-1 fees, shareholder services fees, taxes, interest, brokerage commissions, commitment fees on borrowings and extraordinary expenses) exceed 0.35%. If shareholders approve the Proposals, Dreyfus also would extend the current expense cap on the Fund's Class D and Class Z shares until April 1, 2017, and would institute a new, lower expense cap on the Fund's Institutional shares of 0.20% (excluding taxes, interest, brokerage commissions, commitment fees on borrowings and extraordinary expenses) for a period of two years after the effective date of the changes.  There will be no diminution of services provided by Dreyfus as a result of the cap on the Fund's management fee or total expense ratios.
The Fund will not change its investment objective, investment policy regarding industry concentration and other investment management policies, and all of the other proposed changes referenced above will not be implemented, unless shareholders approve each Proposal.  It is anticipated that certain securities currently held by the Fund would be sold to implement the investment strategy changes. Dreyfus will seek to implement the changes to the Fund's investment strategy in an orderly manner, taking into such factors as market conditions, portfolio transaction costs and the potential tax implications to Fund shareholders.  If the Proposals are approved by shareholders, all of the proposed changes referenced above will take effect on or about April 1, 2016 (the "Effective Date").
The Fund's Proposed Investment Objective and Strategy
Subject to shareholder approval of the Proposals, as of the Effective Date, the Fund's investment objective will be to seek high current income consistent with the maintenance of liquidity and low volatility of principal.  The Fund's investment objective would continue to be a fundamental policy which could only be changed with the approval of the Board and the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities.
To pursue its goal, the Fund normally will invest in a broad range of U.S. dollar-denominated debt securities, including money market instruments. These investments may include:
•	securities issued or guaranteed as to principal and interest by the U.S. government or its agencies or instrumentalities (including mortgage-related securities)
•	certificates of deposit, time deposits, bankers' acceptances and other short-term securities issued by domestic or foreign banks or thrifts or their subsidiaries or branches
•	domestic and foreign commercial paper, and other short-term corporate obligations, including those with floating or variable rates of interest
•	obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions or agencies
•	repurchase agreements, including tri-party repurchase agreements
•	asset-backed securities
•	municipal securities
•	inflation-indexed securities
•	zero coupon securities
Under normal circumstances, the Fund will expect to maintain a dollar-weighted average portfolio maturity of 120 days or less.  In addition, the Fund will only buy individual securities with remaining maturities of 18 months or less, or that have demand or other features which reduce their maturities to 18 months or less at the time of purchase.  These maturity limitations would replace the Fund's current effective duration limitation.  The maturity of a security is generally the period remaining until the principal amount must unconditionally be paid, or in the case of a security called for redemption, the date on which the redemption payment must be made.  Dollar-weighted average maturity is an average of the stated maturities of the securities held by the Fund, based on their dollar-weighted proportions in the Fund.
Under normal circumstances, the Fund will invest only in securities that, at the time of purchase, are rated investment grade (i.e., Baa/BBB or higher) or in the top three short-term rating categories by at least one nationally recognized statistical rating organization or, if unrated, determined to be of comparable quality by Dreyfus.  The Fund no longer would be permitted to invest up to 5% of its assets in bonds rated below investment grade or the unrated equivalent as determined by Dreyfus.
The Fund will concentrate its investments in the financial services industry.  Therefore, under normal circumstances, the Fund will invest more than 25% of its assets in securities issued by companies in the financial services industry and repurchase agreements secured by such obligations.  Companies in the financial services industry include companies involved in activities such as banking, mortgage, consumer or specialized finance, investment banking, securities brokerage, asset management and custody, insurance, financial investment, real estate and mortgage finance and financial conglomerates.  This concentration will subject the Fund to greater risk of loss as a result of adverse economic, business or other developments affecting companies in the financial services industry than if its investments were diversified across different industries.  The profitability of financial services companies is dependent on the availability and cost of capital and can be significantly affected by changes in interest rates and monetary policy.  Financial services companies are exposed to losses if borrowers and other counterparties experience financial problems and/or cannot repay their obligations.  Financial services companies also are subject to extensive government regulation, including policy and legislative changes in the United States and other countries that are changing many aspects of financial regulation.  The Fund will, however, be permitted to invest less than 25% of its assets in securities issued by companies in the financial services industry for temporary defensive purposes.
The Fund will attempt to increase yields by trading to take advantage of short-term market variations.  This policy is expected to result in high portfolio turnover but should not adversely affect the Fund since the Fund usually does not pay brokerage commissions when purchasing short-term obligations.
The Fund no longer would be required to normally invest at least 80% of its net assets, plus any borrowings for investment purposes, in bonds (or other instruments with similar economic characteristics). In addition, the Fund no longer would be permitted to use derivatives as part of its principal investment strategy or invest in private mortgage-related securities.  The current limitation on investing no more than 30% of the Fund's assets in bonds of foreign governments and companies would be eliminated.  The Fund, however, would only invest in U.S. dollar-denominated foreign securities and would no longer be permitted to invest in securities of issuers of emerging market countries. Any investment in pay-in-kind and step-up securities or floating rate loans would be limited to no more than 5% of the Fund's assets, respectively.
Consistent with the shorter maturities of the Fund's proposed investments, which include a focus on money market instruments, the Fund's current primary portfolio managers would be replaced with a new primary portfolio manager — Patricia Larkin. Ms. Larkin is the Chief Investment Officer of Money Market Strategies for BNY Mellon Cash Investment Strategies, a division of Dreyfus. Ms. Larkin has been employed by Dreyfus since 1981.
Implementation of the proposed changes referenced above for the Fund is contingent upon shareholder approval of the Proposals.
* * *
PROPOSAL 1:                TO APPROVE CHANGING THE FUND'S INVESTMENT OBJECTIVE
The Board has approved, and recommends that shareholders of the Fund approve, changing the Fund's investment objective.  Although not required to be a fundamental policy, the Fund's investment objective currently is a fundamental policy, which can only be changed with the approval of the Board and the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities.  If shareholders approve Proposal 1, the Fund's new investment objective would remain a fundamental policy.
The proposed change to the investment objective is as follows:
Current Investment Objective:	To seek to maximize total return, consisting of capital appreciation and current income.
Proposed Investment Objective:	To seek high current income consistent with the maintenance of liquidity and low volatility of principal.
The Fund's proposed investment objective is consistent with the proposed investment management-related changes which are designed to provide Fund shareholders with a high degree of share price stability while generating higher returns than money market funds over time.
* * *
PROPOSAL 2:         TO APPROVE CHANGING THE FUND'S INVESTMENT POLICY REGARDING INDUSTRY CONCENTRATION
The Board has approved, and recommends that shareholders of the Fund approve, changing the Fund's investment policy regarding industry concentration.  The Fund's investment policy regarding industry concentration is a fundamental policy, which can only be changed with the approval of the Board and the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities.
The proposed change to the investment policy regarding industry concentration is as follows:
Current Policy:	The Fund may not invest more than 25% of the value of its total assets in the securities of issuers in any single industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.
Proposed Policy:	The Fund will invest more than 25% of its total assets in securities issued by companies in the financial services industry and repurchase agreements secured by such obligations and will not invest more than 25% of its total assets in the securities of issuers in any other industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Notwithstanding the foregoing, for temporary defensive purposes the Fund may invest less than 25% of its assets in securities issued by companies in the financial services industry.
The proposed change to the Fund's investment policy regarding industry concentration would require the Fund, under normal circumstances, to invest more than 25% of its total assets in securities issued by companies in the financial services industry, including companies involved in activities such as banking, mortgage, consumer or specialized finance, investment banking, securities brokerage, asset management and custody, insurance, financial investment, real estate and mortgage finance and financial conglomerates, and repurchase agreements secured by such obligations.  The Fund will, however, be permitted to invest less than 25% of its assets in securities issued by companies in the financial services industry for temporary defensive purposes.  Permitting the Fund to invest more than 25% of its total assets in securities issued by companies in the financial services industry should help the Fund seek to achieve its proposed investment objective.
Required Vote and the Board's Recommendation
The approval of each Proposal requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act.  Such a majority means the affirmative vote of the holders of (a) 67% or more of the shares of the Fund present, in person or represented by proxy, at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are so present, or (b) more than 50% of the outstanding shares of the Fund, whichever is less.
THE BOARD, A MAJORITY OF WHOSE MEMBERS ARE INDEPENDENT TRUSTEES,
UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" APPROVAL OF EACH PROPOSAL.
* * *
VOTING INFORMATION
Proxies, Quorum and Voting at the Meeting
Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted "FOR" a Proposal.  If a proxy is properly executed and returned marked with an abstention or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares and the broker or nominee does not have discretionary power to vote on the Proposals) (together, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.  Abstentions will not constitute a vote "FOR" a Proposal.  For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining the requisite vote to approve a Proposal.
A quorum is constituted for the Fund by the presence in person or by proxy of the holders of thirty percent (30%) of the Fund's outstanding shares entitled to vote at the Meeting.  If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies for the Fund.  In determining whether to adjourn the Meeting with respect to one or both Proposals, the following factors may be considered:  the nature of the Proposal, the percentage of favorable votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to Fund shareholders with respect to the reasons for the solicitation.  Any adjournment will require the affirmative vote by the holders of a majority of the Fund's shares eligible to vote that are represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" a Proposal in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" a Proposal against any adjournment. A shareholder vote may be taken for one or both Proposals prior to any adjournment if sufficient votes have been received for approval.
With respect to Dreyfus-sponsored individual retirement accounts ("IRAs"), the Individual Retirement Custodial Account Agreement governing the IRAs requires The Bank of New York Mellon ("BNYM"), an affiliate of Dreyfus, as the custodian of the IRAs, to vote Fund shares held in such IRAs in accordance with the IRA shareholder's instructions.  However, if no voting instructions are received, BNYM may vote Fund shares held in the IRA in the same proportions as the Fund shares for which voting instructions are received from other Dreyfus IRA shareholders.  Therefore, if an IRA shareholder does not provide voting instructions prior to the Meeting, BNYM will vote the IRA shares "FOR", "AGAINST" or "ABSTAIN" in the same proportions as it votes the shares for which properly conveyed instructions are timely received from other IRA shareholders.
Methods of Solicitation and Expenses
The cost of preparing, assembling and mailing this Proxy Statement and the attached Notice of Special Meeting of Shareholders and the accompanying proxy card, which is expected to total approximately $70,000, will be borne by Dreyfus, and not the Fund.  In addition to the use of the mail, proxies may be solicited personally or by telephone, and the Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals.  Dreyfus may retain a proxy solicitor to assist in the solicitation of proxies, primarily by contacting shareholders by telephone.  The cost of any such outside solicitation firm is estimated to be approximately $23,000, which amount is included in the estimated total expenses listed above.
Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholder's identity.  In all cases where a telephonic proxy is solicited (as opposed to where the shareholder calls the toll-free telephone number directly to vote), the shareholder will be asked to provide or confirm certain identifiable information and to confirm that the shareholder has received the Proxy Statement and proxy card.  Within 72 hours of receiving a shareholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation.  Any Fund shareholder giving a proxy may revoke it at any time before it is exercised by submitting a new proxy to the Fund or by attending the Meeting and voting in person.
* * *
ADDITIONAL INFORMATION
Service Providers
Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser pursuant to a management agreement with the Fund.
BNYM, located at 225 Liberty Street, New York, New York 10286, serves as custodian for the assets of the Fund pursuant to a custody agreement with the Fund.
MBSC Securities Corporation, a wholly-owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as distributor (i.e., principal underwriter) of the Fund's shares pursuant to a distribution agreement with the Fund.
Dreyfus Transfer, Inc., a wholly-owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's transfer and dividend disbursing agent.
Payments to Affiliated Brokers
During the Fund's most recent fiscal year ended November 30, 2015, the Fund did not pay any commissions to affiliated brokers.
Certain Beneficial Ownership
As of November 30, 2015, the Fund had 1,599,147.662 Class D shares, 1,084,780.541 Class I shares, 1,966,332.099 Class Y shares and 8,974,760.536 Class Z shares issued and outstanding.  Set forth below for the Fund is information as to those shareholders known by the Fund to own of record or beneficially 5% or more of a class of the Fund's outstanding voting securities as of November 30, 2015.
Name of Class	Name and Address of Shareholder	Amount of Outstanding Shares of Class Held	Percentage of Outstanding Shares of Class Held

Class D	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	347,076.648	21.7039%
Class I	Mac & Co. Attn: Mutual Fund Operations PO Box 3198 525 William Penn Place Pittsburgh, PA 15230-3198	733,495.623	67.6170%
	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	248,429.670	22.9014%
	UBS WM USA 499 Washington Boulevard Jersey City, NJ 07310-1995	100,516.757	9.2661%
Class Y	Dreyfus Moderate Allocation Fund The Dreyfus Corporation 200 Park Avenue - 7th Floor New York, NY 10166-0090	1,027,185.054	52.2386%
	Dreyfus Conservative Allocation Fund The Dreyfus Corporation 200 Park Avenue - 7th Floor New York, NY 10166-0090	424,325.118	21.5795%
	Dreyfus Growth Allocation Fund The Dreyfus Corporation 2 Hanson Place - 11th Floor Brooklyn, NY 11217-1431	371,999.879	18.9185%
	SEI Private Trust Company C/O Mellon Bank Attn: Mutual Fund Admin 1 Freedom Valley Drive Oaks, PA 19456-9989	142,822.048	7.2634%
Class Z	Charles Schwab & Company Inc. Reinvest Account 101 Montgomery Street San Francisco, CA 94104-4151	916,256.125	10.2093%
	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	860,493.347	9.5879%
	Morgan Stanley & Company Harborside Financial Center, Plaza 2 - 3rd Floor Jersey City, NJ 07311	657,535.252	7.3265%
	National Financial Services LLC FBO Customers Attn: Mutual Funds Department - 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-0000	569,002.974	6.3400%
Under the 1940 Act, a shareholder that beneficially owns, directly or indirectly, more than 25% of the Fund's voting securities may be deemed a "control person" (as defined in the 1940 Act) of the Fund.
As of November 30, 2015, Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding voting shares of the Fund.
* * *
OTHER MATTERS
The Board is not aware of any other matters which may come before the Meeting.  However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.
The Fund does not hold annual meetings of shareholders.  Shareholders wishing to submit proposals for inclusion in a proxy statement for the Fund's next shareholder meeting subsequent to this Meeting, if any, must submit such proposals a reasonable period of time before the Fund begins to print and mail the proxy materials for such meeting and meet certain other requirements.  Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting requirements contained in those rules may, under certain conditions, be included in the Fund's proxy materials for a particular meeting of shareholders.  One of these conditions relates to the timely receipt by the Fund of any such proposal.  The fact that the Fund receives a shareholder proposal in a timely manner does not, however, ensure its inclusion in proxy materials since there are other requirements in the proxy rules relating to such inclusion.
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NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
 AND THEIR NOMINEES
Please advise the Fund, in care of Dreyfus Institutional Department, P.O. Box 9882, Providence, Rhode Island 02940-8082, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE VOTE PROMPTLY.

Dated:  January 7, 2016

Important Notice Regarding Internet
Availability of Proxy Materials for the Special Meeting of Shareholders of
Dreyfus Short Duration Bond Fund
to be held on March 10, 2016:
The Notice of Special Meeting of Shareholders, the Proxy Statement and the Fund's most recent annual and semi-annual reports to shareholders are available at
 www.dreyfus.com/proxyinfo

_______________________________________________
DREYFUS SHORT DURATION BOND FUND
 _______________________________________________

The undersigned shareholder(s) of Dreyfus Short Duration Bond Fund (the "Fund"), hereby appoint(s) Maureen E. Kane and Jeff Prusnofsky, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on January 7, 2016, at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166, at 9:30 a.m., on Thursday, March 10, 2016 and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposals, as more fully described in the Proxy Statement for the meeting.
THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF TRUSTEES AND WILL BE VOTED FOR THE PROPOSALS SHOWN ON THE REVERSE SIDE UNLESS OTHERWISE INDICATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

THREE EASY WAYS TO VOTE YOUR PROXY
To vote by Internet
1) Read the Proxy Statement and have the proxy card below at hand.
2)  Go to website www.proxyvote.com.
3) Follow the instructions provided on the website.
To vote by Telephone
1) Read the Proxy Statement and have the proxy card below at hand.
2)  Call 1-877-907-7646.
3) Follow the instructions.
To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the postage-paid envelope provided.
If you are NOT voting by Telephone or Internet, Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DREYFUS SHORT DURATION BOND FUND
Proposal 1  To approve changing the Fund's investment objective.
FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 2  To approve changing the Fund's investment policy regarding industry concentration.
FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

___________________________________	_______	________________________	___________
Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date